UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2016

EXTRACTION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37907	46-1473923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 5300

Denver, Colorado 80202

(Address of Principal Executive Offices)

(720) 557-8300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

As previously announced on December 12, 2016 (the “Closing Date”), Extraction Oil & Gas, Inc. (the “Company”) entered into a private placement (the “Private Placement”) of 25,041,041 shares of the Company’s common stock, par value $0.01 per share (“Shares”). In connection with the closing of the Private Placement, the Company and the Purchasers entered into that certain Registration Rights Agreement, dated December 15, 2016 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to (i) file a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Commission”) no later than 30 days following the Closing Date (such filing date, the “Mandatory Shelf Filing Date”) to register the offer and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the shares sold in the Private Placement; provided, however, that if the Company has filed the registration statement on Form S-1 and subsequently becomes eligible to use Form S-3, the Company may elect, in its sole discretion, to (A) file a post-effective amendment to the registration statement converting such registration statement on Form S-1 to a registration statement on Form S-3 or (B) withdraw the registration statement on Form S-1 and file a registration statement on Form S-3; (ii) use its commercially reasonable efforts to cause such resale registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after the Mandatory Shelf Filing Date; and (iii) use its commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (A) the date when all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by such registration statement have been sold, and (B) the date on which all of the purchased shares cease to be Registrable Securities under the Registration Rights Agreement.

The foregoing is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

On December 12, 2016, the Company entered into a  Common Stock Subscription Agreement, by and among the Company and the purchasers listed on Schedule A thereto (the “Subscription Agreement”), pursuant to which the Company agreed to issue 25,041,041 Shares, at a price of $18.25 per Share. The issuance of such Shares pursuant to the Subscription Agreement is made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act. The Private Placement results in approximately $457 million of gross proceeds and approximately $442 million of net proceeds (after deducting placement agent commissions and the Company’s expenses).

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of December 15, 2016, by and among Extraction Oil & Gas, Inc. and the purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2016

EXTRACTION OIL & GAS, INC.

By:	/s/ Russell T. Kelley, Jr.
Russell T. Kelley, Jr.
Chief Financial Officer

EXHIBIT INDEX

(d)Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of December 15, 2016, by and among Extraction Oil & Gas, Inc. and the purchasers named therein.